ALLEGION REPORTS FIRST-QUARTER 2018 FINANCIAL RESULTS

•	First-quarter 2018 net earnings per share (EPS) of $0.75, compared with 2017 EPS of $0.71; Adjusted 2018 EPS of $0.80, up 9.6 percent compared with 2017 adjusted EPS of $0.73

•	First-quarter 2018 revenue of $613.1 million, up 11.7 percent compared to 2017, up 3.3 percent on an organic basis

•
First-quarter 2018 operating margin of 16.1 percent, compared with 2017 operating margin of 18.1 percent; Adjusted operating margin of 17 percent, declined 150 basis points compared with 2017 adjusted operating margin of 18.5 percent

•
Affirming prior outlook for 2018 full-year revenue and full-year EPS; Full-year 2018 reported revenue growth of 10.5 to 11.5 percent and organic revenue growth of 4 to 5 percent; Full-year 2018 EPS outlook of $4.20 to $4.35 and $4.35 to $4.50 per share on an adjusted basis

DUBLIN (April 26, 2018) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported first-quarter 2018 net revenues of $613.1 million and net earnings of $72.2 million, or $0.75 per share. Excluding charges related to restructuring and acquisitions, adjusted net earnings were $76.6 million, or $0.80 per share, up 9.6 percent when compared with first-quarter 2017 adjusted EPS of $0.73.

First-quarter net revenues increased 11.7 percent, when compared to the prior year period (up 3.3 percent on an organic basis). Reported revenues reflect modest organic growth as well as benefits from acquisitions and foreign currency.

The Americas segment revenue increased 7.7 percent (up 2.7 percent on an organic basis). The revenue growth was driven by favorable price and high-teens growth in electronics, which offset the impact of order choppiness. The newly acquired TGP and AD Systems businesses contributed 4.7 percent to the overall growth.

The EMEIA segment revenues were up 26.9 percent (up 5.9 percent on an organic basis), reflecting solid volume, favorable price, favorable foreign currency and contributions from the QMI acquisition. The organic growth was driven by strong volume across most products and geographies along with solid price realization.

“First-quarter revenues increased in all three regions and reflected modest organic growth,” said David D. Petratis, Allegion chairman, president and CEO. “European markets continued to rebound and delivered solid organic growth for the region, while Americas’ end-market fundamentals remained strong, including electronics growth, which grew high-teens.”

The Asia-Pacific segment revenues increased 3.9 percent (up 0.2 percent on an organic basis). Favorable currency drove the revenue growth in the quarter.

First-quarter 2018 operating income was $98.7 million, a decrease of $0.8 million or 0.8 percent compared to 2017. Adjusted operating income in first-quarter 2018 was $104.2 million, representing an increase of $2.8 million or 2.8 percent compared to 2017.

First-quarter 2018 operating margin was 16.1 percent, compared with 18.1 percent in 2017. The adjusted operating margin in first-quarter 2018 was 17 percent, compared with 18.5 percent in 2017. The 150-basis-point decline in adjusted operating margin was driven by increased investments, dilution related to acquisitions, inflation and unfavorable mix partially offset by favorable price, productivity and volume.

“We delivered double-digit, top-line revenue growth in the quarter, while accelerated inflationary pressures challenged operating margins. Pricing in the quarter was solid, and even with the margin pressures, we delivered a nearly 10-percent increase in EPS. We remain focused on executing our strategy to drive increased shareholder returns and are well positioned to achieve the full-year commitments put forth in Allegion’s prior earnings call,” Petratis added.

Additional Items
Interest expense for first-quarter 2018 was $12.9 million, down from the $15.9 million for first-quarter 2017. The decrease is driven by the refinancing of the company’s debt completed in 2017.

Other income net for first-quarter 2018 was $0.4 million. This compares to other expense net for first-quarter 2017 of $1.3 million.

The company’s effective tax rate for first-quarter 2018 was 16 percent, compared with 16.5 percent in 2017. The company’s adjusted effective tax rate for first-quarter 2018 was 16.2 percent, compared with 16.9 percent in 2017. The decrease in the adjusted effective tax rate is primarily due to decreased tax rates related to U.S. tax reform.

Cash Flow and Liquidity
Year-to-date 2018 available cash flow was negative $18.8 million, a $29.9 million improvement versus the prior year. The year-over-year improvement in available cash flow is primarily due to the $50 million discretionary pension funding payment in the prior year along with higher earnings. Those increases were partially offset by increases in cash taxes and working capital.

The company ended first-quarter 2018 with cash of $151.8 million and total debt of $1,509.4 million.

Share Repurchase
During the first quarter of 2018, the company repurchased approximately 0.4 million shares for approximately $30 million related to the $500 million share repurchase authorization approved by the company's board of directors in February 2017.

2018 Outlook
The company affirms full-year 2018 revenue outlook reflecting total growth of 10.5 to 11.5 percent and organic growth of 4 to 5 percent compared to 2017.

The company affirms full-year 2018 reported EPS with a range of $4.20 to $4.35, or $4.35 to $4.50 per share on an adjusted basis. Adjustments to 2018 EPS include estimated impacts for restructuring and acquisition activities. The outlook assumes a full-year adjusted effective tax rate of approximately 16 percent, as well as an average diluted share count for the full year of approximately 96 million shares.

The company continues to target full-year available cash flow of approximately $380 to $400 million.

Conference Call Information
On Thursday, April 26, 2018, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at http://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in safety and security, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion produces a range of solutions for homes, businesses, schools and other institutions. Allegion is a $2.4 billion company, with products sold in approximately 130 countries.

For more, visit www.allegion.com.

Adoption of New Accounting Standard
During the first quarter, the company adopted ASU 2017-07, “Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” ASU 2017-07 requires that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost are required to be presented in the statement of comprehensive income separately from the service cost component and outside of a subtotal of operating income. The company has applied ASU 2017-07 retrospectively for the presentation of the service cost component and the other components of net periodic pension cost and net periodic postretirement benefit cost and prospectively for the capitalization of the service cost component of net periodic pension cost and net periodic postretirement benefit in assets. As a result of adopting the new accounting standard, there is a minor restatement within the prior year P&L with no impact to revenue, net earnings or earnings per share. Schedule 6, accompanying this press release, summarizes the impact to prior periods.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's 2018 financial performance, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies and the performance of the markets in which the company operates. These forward-looking statements are based on the company's current available information and its current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2017, Form 10-Q for the quarter ended March 31, 2018, and in its other SEC filings. The company assumes no obligations to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three Months Ended March 31,
	2018	2017

Net revenues	$613.1	$548.8
Cost of goods sold	355.3	307.6
Gross profit	257.8	241.2

Selling and administrative expenses	159.1	141.7
Operating income	98.7	99.5

Interest expense	12.9	15.9
Other (income) expense, net	(0.4)	1.3
Earnings before income taxes	86.2	82.3

Provision for income taxes	13.8	13.6

Net earnings	72.4	68.7

Less: Net earnings attributable to noncontrolling interests	0.2	0.3

Net earnings attributable to Allegion plc	$72.2	$68.4

Basic earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$0.76	$0.72

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$0.75	$0.71

Shares outstanding - basic	95.1	95.3
Shares outstanding - diluted	95.8	96.1

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$151.8	$466.2
Accounts and notes receivables, net	336.4	296.6
Inventory	271.5	239.8
Other current assets	42.9	30.1
Total current assets	802.6	1,032.7
Property, plant and equipment, net	277.4	252.2
Goodwill	878.0	761.2
Intangible assets, net	545.8	394.3
Other noncurrent assets	124.3	101.6
Total assets	$2,628.1	$2,542.0

LIABILITIES AND EQUITY
Accounts payable	$197.5	$188.3
Accrued expenses and other current liabilities	219.3	237.5
Short-term borrowings and current maturities
of long-term debt	35.3	35.0
Total current liabilities	452.1	460.8
Long-term debt	1,474.1	1,442.3
Other noncurrent liabilities	240.8	233.4
Equity	461.1	405.5
Total liabilities and equity	$2,628.1	$2,542.0

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Three Months Ended March 31,
	2018	2017
Operating Activities
Net earnings	$72.4	$68.7
Depreciation and amortization	22.5	16.5
Discretionary pension plan contribution	—	(50.0)
Changes in assets and liabilities and other non-cash items	(105.0)	(76.1)
Net cash used in operating activities	(10.1)	(40.9)

Investing Activities
Capital expenditures	(8.7)	(7.8)
Acquisition of and equity investments in businesses, net of cash acquired	(276.3)	(20.8)
Other investing activities, net	0.1	0.8
Net cash used in investing activities	(284.9)	(27.8)

Financing Activities
Net debt proceeds (repayments)	31.2	(12.9)
Dividends paid to ordinary shareholders	(19.7)	(15.2)
Repurchase of ordinary shares	(30.0)	(30.0)
Other financing activities, net	(2.4)	2.1
Net cash used in financing activities	(20.9)	(56.0)

Effect of exchange rate changes on cash and cash equivalents	1.5	1.9
Net decrease in cash and cash equivalents	(314.4)	(122.8)
Cash and cash equivalents - beginning of period	466.2	312.4
Cash and cash equivalents - end of period	$151.8	$189.6

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three months ended
	March 31,
	2018	2017
Net revenues
Americas	$439.1	$407.6
EMEIA	150.3	118.4
Asia Pacific	23.7	22.8
Total net revenues	$613.1	$548.8

Operating income (loss)
Americas	$109.7	$108.8
EMEIA	8.5	6.4
Asia Pacific	(1.5)	0.6
Corporate unallocated	(18.0)	(16.3)
Total operating income	$98.7	$99.5

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings, diluted earnings per share (EPS), on both a U.S. GAAP basis and on an adjusted basis, organic revenue growth on a U.S. GAAP basis, and also presents adjusted EBITDA and adjusted EBITDA margin. The Company presents these measures because management believes they provide useful perspective of the Company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:

•
Adjustments to operating income, operating margin, net earnings, EPS, and EBITDA include items such as goodwill impairment charges, restructuring charges, asset impairments, merger and acquisitions costs, and charges related to the divestiture of businesses

•	Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects

•	Available cash flow is defined as U.S. GAAP net cash provided by operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(in millions, except per share data)

	Three months ended March 31, 2018				Three months ended March 31, 2017
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$613.1	$—		$613.1	$548.8	$—		$548.8

Operating income	98.7	5.5	(1)	104.2	99.5	$1.9	(1)	101.4
Operating margin	16.1%			17.0%	18.1%			18.5%

Earnings before income taxes	86.2	5.5	(2)	91.7	82.3	1.9	(2)	84.2
Provision for income taxes	13.8	1.1	(3)	14.9	13.6	0.6	(3)	14.2
Effective income tax rate	16.0%			16.2%	16.5%			16.9%
Net earnings	72.4	4.4		76.8	68.7	1.3		70.0

Non-controlling interest	0.2	—		0.2	0.3	—		0.3

Net earnings attributable to Allegion plc	$72.2	$4.4		$76.6	$68.4	$1.3		$69.7

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$0.75	$0.05		$0.80	$0.71	$0.02		$0.73

(1)
Adjustments to operating income for the three months ended March 31, 2018 consist of $5.5 million of restructuring charges, merger and acquisition expenses, and backlog amortization related to an acquisition. Adjustments to operating income for the three months ended March 31, 2017 consist of $1.9 million of restructuring charges and merger and acquisition expenses.

(2)	Adjustments to earnings before income taxes for the three months ended March 31, 2018 and March 31, 2017 consist of the adjustments to operating income discussed above.

(3)
Adjustments to the provision for income taxes for the three months ended March 31, 2018 and March 31, 2017 consist of $1.1 million and $0.6 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(in millions)

	Three months ended March 31, 2018		Three months ended March 31, 2017
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$439.1		$407.6

Operating income (GAAP)	$109.7	25.0%	$108.8	26.7%
Restructuring charges	—	—%	0.2	—%
Merger and acquisition costs	0.9	0.2%	—	—%
Backlog amortization	2.9	0.6%	—	—%
Adjusted operating income	113.5	25.8%	109.0	26.7%
Depreciation and amortization	8.6	2.0%	6.6	1.7%
Adjusted EBITDA	$122.1	27.8%	$115.6	28.4%

EMEIA
Net revenues (GAAP)	$150.3		$118.4

Operating income (GAAP)	$8.5	5.7%	$6.4	5.4%
Restructuring charges	0.2	0.1%	1.6	1.4%
Merger and acquisition costs	0.3	0.2%	—	—%
Adjusted operating income	9.0	6.0%	8.0	6.8%
Depreciation and amortization	8.4	5.6%	6.9	5.8%
Adjusted EBITDA	$17.4	11.6%	$14.9	12.6%

Asia Pacific
Net revenues (GAAP)	$23.7		$22.8

Operating income (loss) (GAAP)	(1.5)	(6.3)%	0.6	2.6%
Restructuring charges	0.5	2.1%	—	—%
Adjusted operating income	(1.0)	(4.2)%	0.6	2.6%
Depreciation and amortization	0.7	3.0%	0.6	2.6%
Adjusted EBITDA	$(0.3)	(1.2)%	$1.2	5.2%

Corporate
Operating loss (GAAP)	$(18.0)		$(16.3)
Merger and acquisition costs	0.7		0.1
Adjusted operating loss	(17.3)		(16.2)
Depreciation and amortization	1.0		1.0
Adjusted EBITDA	$(16.3)		$(15.2)

Total
Net revenues	$613.1		$548.8

Adjusted operating income	104.2	17.0%	101.4	18.5%
Depreciation and amortization	18.7	3.0%	15.1	2.7%
Adjusted EBITDA	$122.9	20.0%	$116.5	21.2%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA

(in millions)

	Three months ended March 31,
	2018	2017 (1)
Net cash used in operating activities	$(10.1)	$(40.9)
Capital expenditures	(8.7)	(7.8)
Available cash flow	$(18.8)	$(48.7)

(1) includes a $50.0 million discretionary pension plan contribution

	Three months ended March 31,
	2018	2017
Net earnings (GAAP)	$72.4	$68.7
Provision for income taxes	13.8	13.6
Interest expense	12.9	15.9
Depreciation and amortization	18.7	15.1
Backlog amortization	2.9	—
EBITDA	120.7	113.3

Other (income) expense, net	(0.4)	1.3
Merger and acquisition costs and restructuring charges	2.6	1.9
Adjusted EBITDA	$122.9	$116.5

ALLEGION PLC			SCHEDULE 5
RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three Months Ended
	March 31,
	2018	2017
Americas
Revenue growth (GAAP)	7.7%	12.3%
Acquisitions and Divestitures	(4.7)%	(1.7)%
Currency translation effects	(0.3)%	(0.3)%
Organic growth (non-GAAP)	2.7%	10.3%

EMEIA
Revenue growth (GAAP)	26.9%	(0.1)%
Acquisitions and Divestitures	(5.6)%	(3.0)%
Currency translation effects	(15.4)%	4.4%
Organic growth (non-GAAP)	5.9%	1.3%

Asia Pacific
Revenue growth (GAAP)	3.9%	9.6%
Acquisitions and Divestitures	—%	(1.9)%
Currency translation effects	(3.7)%	(2.9)%
Organic growth (non-GAAP)	0.2%	4.8%

Total
Revenue growth (GAAP)	11.7%	9.3%
Acquisitions and Divestitures	(4.7)%	(2.0)%
Currency translation effects	(3.7)%	0.7%
Organic growth (non-GAAP)	3.3%	8.0%

ALLEGION PLC													SCHEDULE 6
RECONCILIATION OF 2017 PENSION RESTATEMENT BY QUARTER

Allegion plc

	Q1'17			Q2'17			Q3'17			Q4'17			FY2017
	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated

Sales	$548.8	$—	$548.8	$627.0	$—	$627.0	$609.4	$—	$609.4	$623.0	$—	$623.0	$2,408.2	$—	$2,408.2

Operating income (GAAP)	98.8	0.7	99.5	134.1	0.9	135.0	126.1	$1.0	127.1	129.2	1.8	$131.0	488.2	4.4	492.6
% of Sales	18.0%		18.1%	21.4%		21.5%	20.7%		20.9%	20.7%		21.0%	20.3%		20.5%

Other income (expense), net	(0.6)	(0.7)	(1.3)	5.2	(0.9)	4.3	3.7	(1.0)	2.7	5.0	(1.8)	3.2	13.2	(4.4)	8.8

Earnings before tax (GAAP)	$82.3	$—	$82.3	$123.2	$—	$123.2	$112.0	$—	$112.0	$78.2	$—	$78.2	$395.7	$—	$395.7

Americas'

	Q1'17			Q2'17			Q3'17			Q4'17			FY2017
	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated

Sales	$407.6	$—	$407.6	$468.6	$—	$468.6	$455.2	$—	$455.2	$436.1	$—	$436.1	$1,767.5	$—	$1,767.5

Operating income (GAAP)	107.6	1.2	108.8	140.3	1.3	141.6	131.8	1.4	133.2	123.6	1.2	124.8	503.3	5.1	508.4
% of Sales	26.4%		26.7%	29.9%		30.2%	29.0%		29.3%	28.3%		28.6%	28.5%		28.8%

EMEIA

	Q1'17			Q2'17			Q3'17			Q4'17			FY2017
	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated

Sales	$118.4	$—	$118.4	$129.2	$—	$129.2	$125.1	$—	$125.1	$150.8	$—	$150.8	$523.5	$—	$523.5

Operating income (GAAP)	6.9	(0.5)	6.4	8.5	(0.4)	8.1	9.1	(0.5)	8.6	20.7	0.3	21.0	45.2	(1.1)	44.1
% of Sales	5.8%		5.4%	6.6%		6.3%	7.3%		6.9%	13.7%		13.9%	8.6%		8.4%